Exhibit 1.1

Execution Version

Sysco Corporation

and

The Guarantors Listed on Schedule I

Debt Securities

Underwriting Agreement

June 6, 2012

Goldman, Sachs & Co.

As representative of the several Underwriters named in Schedule II hereto,

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198.

Ladies and Gentlemen:

Sysco Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II(a) hereto (the “Syndicate A Underwriters”) an aggregate of $300,000,000 principal amount of the 0.55% Senior Notes of the Company due June 12, 2015 (the “2015 Notes”).

The Company also proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II(b) hereto (the “Syndicate B Underwriters” and, together with the Syndicate A Underwriters, the “Underwriters”) an aggregate of $450,000,000 principal amount of the 2.60% Senior Notes of the Company due June 12, 2022 (the “2022 Notes,” and, together with the 2015 Notes, the “Notes”).

Each series of the Notes will be fully and unconditionally guaranteed as to payment of principal of, premium, if any, and interest on and all other amounts payable under the Notes (the “Guarantees” and together with the Notes, the “Securities”) by certain subsidiaries of the Company listed in Schedule I hereto (the “Guarantors”).

1. Each of the Company and the Guarantors represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-179582) in respect of the Securities has been filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or any Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. (the “Representative”) expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 2:38 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(f) None of the Company, the Guarantors or any of their subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in excess of 5% in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Prospectus or (ii) such as do not and will not, individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not and will not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries and do not and will not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and to execute and deliver this Agreement and perform its obligations hereunder, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries;

(i) Each subsidiary of the Company, including each Guarantor, has been duly organized and is validly existing as a corporation, unlimited limited liability company, limited liability company or limited partnership in good standing under the laws of its jurisdiction of formation and has been duly qualified as a foreign corporation, unlimited limited liability company, limited liability company or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k) The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of June 15, 1995 (the “Original Indenture”) between the Company and First Union National Bank as Trustee, with The Bank of New York Mellon Trust Company, N.A. as successor Trustee (the “Trustee”), as supplemented by the thirteenth supplemental indenture thereto dated as of February 17, 2012 (the “Thirteenth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee, under which the Securities are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Guarantees have been duly authorized and, when the Notes have been issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of each Guarantor entitled to the benefits provided by the Indenture, under which the Guarantees are to be issued; each of the Original Indenture and the Thirteenth Supplemental Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(l) None of the Company’s or any Guarantor’s transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(m) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(n) The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar governing documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes, the making of the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(o) The statements set forth (i) in the Pricing Prospectus under the captions “Description of Debt Securities and Guarantees” and “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities and (ii) under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, insofar as they purport to describe or summarize proceedings or the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(p) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation, By-laws or similar governing documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries;

(q) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are reasonably likely to individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s and the Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Prospectus, none of them will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company, any Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company, any Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, neither the Company nor any of the Guarantors was an “ineligible issuer” as defined in Rule 405 under the Act;

(t) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(u) The financial statements included or incorporated by reference in the Prospectus present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as indicated in the notes thereto; and the other financial information included or incorporated by reference in the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby;

(v) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(w) Based on the evaluation of management conducted as of July 2, 2011, the Company’s internal control over financial reporting is effective, and the Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Underwriters all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, if any, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(x) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(y) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(z) The Company and its subsidiaries possess all licenses, franchises, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory agencies or bodies (“Permits”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries. Except as described in the Pricing Prospectus, the Company and its subsidiaries have fulfilled and performed all their obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit, except for any such failures to fulfill and perform or such revocations, terminations or impairments that would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries. Except as described in the Pricing Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course, except for any such revocations, modifications or nonrenewals as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries;

(aa) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and the Guarantors, is contemplated or threatened, except for any such disturbances or disputes as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries;

(bb) Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date hereof or has obtained extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due or is contesting such taxes in good faith by appropriate proceedings;

(cc) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). To the extent applicable, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability. Neither the Company nor any of its subsidiaries has incurred or expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(dd) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of solid wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of any of them, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by any of them in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial actions under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any such violations or remedial actions as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any such property or into the environment surrounding any such property of any solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which any of them has knowledge, except for any such spills, discharges, leakages, emissions, injections, escapes, dumpings or releases as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; as used in this Section 1(dd), the terms “solid wastes,” “hazardous wastes” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to human health and safety, pollution or environmental protection;

(ee) The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) that are material to the Company and its subsidiaries taken as a whole necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except for any such claims as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and

(ff) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as currently conducted.

2. (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Syndicate A Underwriters, and each of the Syndicate A Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.069% of the principal amount thereof, plus accrued interest, if any, from June 12, 2012 to the Time of Delivery (as defined below) hereunder, the principal amount of 2015 Notes set forth opposite the name of such Underwriter in Schedule II(a) hereto.

(b) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Syndicate B Underwriters, and each of the Syndicate B Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.272% of the principal amount thereof, plus accrued interest, if any, from June 12, 2012 to the Time of Delivery hereunder, the principal amount of 2022 Notes set forth opposite the name of such Underwriter in Schedule II(b) hereto.

3. Upon the authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Prospectus.

4. (a) The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities (which will include the related Guarantees) in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance of the Time of Delivery (as defined below), by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 12, 2012 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents reasonably requested by the Underwriters pursuant to Section 8(i) hereof, will be delivered at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., Houston time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company and the Guarantors agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representative with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representative and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company or any of the Guarantors with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or any of the Guarantors with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representative and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company and the Guarantors will, upon reasonable written request from the Underwriters, promptly file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representative. If at the Renewal Deadline the Company and the Guarantors are no longer eligible to file an automatic shelf registration statement, the Company and the Guarantors will, upon reasonable written request from the Underwriters, promptly file, if they have not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith none of the Company or the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representative and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To furnish to counsel for the Underwriters, without charge, a signed copy of the Registration Statement and six conformed copies (including exhibits thereto) and, for delivery to each other Underwriter, a conformed copy of the Registration Statement (without exhibits thereto), in each case prior to the Time of Delivery under the Agreement;

(g) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(h) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as the Representative may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any debt securities issued or guaranteed by the Company or any Guarantor which mature more than one year after the Time of Delivery and that are substantially similar to the Notes or the Guarantees, without the prior written consent of the Representative;

(i) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

6. (a) (i) The Company and the Guarantors represent and agree that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representative, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representative (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule III(a) hereto;

(b) The Company and the Guarantors have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company and the Guarantors agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of the Company’s and the Guarantors’ respective obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representative, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company or the Guarantors pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b) Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to the Representative such opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the Registration Statement, the Prospectus and such other related matters as the Representative may reasonably request, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Bracewell & Guiliani LLP, counsel for the Company and the Guarantors, shall have furnished to the Representative their written opinion, dated the Time of Delivery, in substantially the form attached hereto as Annex I; and Russell T. Libby, Senior Vice President, General Counsel and Corporate Secretary of the Company, shall have furnished to the Representative his written opinion, dated the Time of Delivery, in substantially the form attached hereto as Annex II;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, to the effect set forth in Annex III hereto;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by any of Federal, New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(h) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(i) The Company and the Guarantors shall have furnished or caused to be furnished to the Representative at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to the Representative as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such time, as to the performance by the Company and the Guarantors of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representative may reasonably request.

9. (a) The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any indemnification liability which it may have to the indemnified party except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other liability that it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. However, in the event that (i) any indemnified party reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest, (ii) the indemnifying party fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such indemnified party in a timely manner or (iii) counsel to such indemnified party determines that one or more defenses may be available to such indemnified party that are not available to the indemnifying party or another indemnified party, then such indemnified party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the reasonable and customary fees and disbursements of such counsel; provided, however, that the indemnifying party will not be required to pay the fees and disbursements of more than one separate counsel (in addition to local counsel) for such indemnified party in any jurisdiction in any single action or proceeding. In the absence of any of the foregoing, in any action or proceeding the defense of which the indemnifying party assumes, such indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company and the Guarantors within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representative may in its discretion arrange for itself or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Guarantors agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Guarantors, except for the expenses to be borne by the Company, the Guarantors and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any Guarantor, or any officer or director or controlling person of the Company or any Guarantor, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor any Guarantor shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company and the Guarantors as provided herein, the Company and the Guarantors will reimburse the Underwriters through the Representative for all out of pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Guarantors set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, any Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantors agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Each of the Company, the Guarantors and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Guarantors are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Guarantors relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SYSCO CORPORATION

By:	/s/ Kathy Oates Gish
Kathy Oates Gish
Vice President and Treasurer

LINCOLN POULTRY & EGG CO.
SYSCO ALBANY, LLC
SYSCO ARIZONA, INC.
SYSCO ATLANTA, LLC
SYSCO BALTIMORE, LLC
SYSCO BARABOO, LLC
SYSCO BOSTON, LLC
SYSCO CENTRAL ALABAMA, INC.
SYSCO CENTRAL CALIFORNIA, INC.
SYSCO CENTRAL FLORIDA, INC.
SYSCO CENTRAL ILLINOIS, INC.
SYSCO CENTRAL PENNSYLVANIA, LLC
SYSCO CENTRAL TEXAS, INC.
SYSCO CHARLOTTE, LLC
SYSCO CHICAGO, INC.
SYSCO CINCINNATI, LLC
SYSCO CLEVELAND, INC.
SYSCO COLUMBIA, LLC
SYSCO CONNECTICUT, LLC
SYSCO DENVER, INC.
SYSCO DETROIT, LLC
SYSCO EASTERN MARYLAND, LLC
SYSCO EASTERN WISCONSIN, LLC
SYSCO GRAND RAPIDS, LLC
SYSCO GULF COAST, INC.
SYSCO HAMPTON ROADS, INC.
SYSCO HOUSTON, INC.
SYSCO IDAHO, INC.

Signature Page to Underwriting Agreement

SYSCO INDIANAPOLIS, LLC
SYSCO INTERMOUNTAIN, INC.
SYSCO IOWA, INC.
SYSCO JACKSON, LLC
SYSCO JACKSONVILLE, INC.
SYSCO KANSAS CITY, INC.
SYSCO KNOXVILLE, LLC
SYSCO LAS VEGAS, INC.
SYSCO LINCOLN, INC.
SYSCO LONG ISLAND, LLC
SYSCO LOS ANGELES, INC.
SYSCO LOUISVILLE, INC.
SYSCO MEMPHIS, LLC
SYSCO METRO NEW YORK, LLC
SYSCO MINNESOTA, INC.
SYSCO MONTANA, INC.
SYSCO NASHVILLE, LLC
SYSCO NEW MEXICO, LLC
SYSCO NEW ORLEANS, LLC
SYSCO NORTH DAKOTA, INC.
SYSCO NORTHERN NEW ENGLAND, INC.
SYSCO PHILADELPHIA, LLC
SYSCO PITTSBURGH, LLC
SYSCO PORTLAND, INC.
SYSCO RALEIGH, LLC
SYSCO SACRAMENTO, INC.
SYSCO SAN DIEGO, INC.
SYSCO SAN FRANCISCO, INC.
SYSCO SEATTLE, INC.
SYSCO SOUTH FLORIDA, INC.
SYSCO SOUTHEAST FLORIDA, LLC
SYSCO SPOKANE, INC.
SYSCO ST. LOUIS, LLC
SYSCO SYRACUSE, LLC
SYSCO USA I, INC.
SYSCO USA II, LLC
SYSCO VENTURA, INC.
SYSCO VIRGINIA, LLC
SYSCO WEST COAST FLORIDA, INC.

By:	/s/ Kathy Oates Gish
Kathy Oates Gish
Treasurer

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

Signature Page to Underwriting Agreement

SCHEDULE I

Exact Name of Guarantor As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Lincoln Poultry & Egg Co.	Nebraska

Sysco Albany, LLC	Delaware

Sysco Arizona, Inc.	Delaware

Sysco Atlanta, LLC	Delaware

Sysco Baltimore, LLC	Delaware

Sysco Baraboo, LLC	Delaware

Sysco Boston, LLC	Delaware

Sysco Central Alabama, Inc.	Delaware

Sysco Central California, Inc.	California

Sysco Central Florida, Inc.	Delaware

Sysco Central Illinois, Inc.	Delaware

Sysco Central Pennsylvania, LLC	Delaware

Sysco Central Texas, Inc.	Delaware

Sysco Charlotte, LLC	Delaware

Sysco Chicago, Inc.	Delaware

Sysco Cincinnati, LLC	Delaware

Sysco Cleveland, Inc.	Delaware

Sysco Columbia, LLC	Delaware

Sysco Connecticut, LLC	Delaware

Sysco Denver, Inc.	Colorado

Sysco Detroit, LLC	Delaware

Sysco Eastern Maryland, LLC	Delaware

Sysco Eastern Wisconsin, LLC	Delaware

Sysco Grand Rapids, LLC	Delaware

Sysco Gulf Coast, Inc.	Delaware

Sysco Hampton Roads, Inc.	Delaware

Sysco Houston, Inc.	Delaware

Sysco Idaho, Inc.	Idaho

Sysco Indianapolis, LLC	Delaware

Sysco Intermountain, Inc.	Delaware

Sysco Iowa, Inc.	Delaware

Sysco Jackson, LLC	Delaware

Sysco Jacksonville, Inc.	Delaware

Sysco Kansas City, Inc.	Missouri

Sysco Knoxville, LLC	Delaware

Sysco Las Vegas, Inc.	Delaware

Sysco Lincoln, Inc.	Nebraska

Sysco Long Island, LLC	Delaware

Sysco Los Angeles, Inc.	Delaware

Sysco Louisville, Inc.	Delaware

Sysco Memphis, LLC	Delaware

Sysco Metro New York, LLC	Delaware

Sysco Minnesota, Inc.	Delaware

Sysco Montana, Inc.	Delaware

Sysco Nashville, LLC	Delaware

Sysco New Mexico, LLC	Delaware

Sysco New Orleans, LLC	Delaware

Sysco North Dakota, Inc.	Delaware

Sysco Northern New England, Inc.	Maine

Sysco Philadelphia, LLC	Delaware

Sysco Pittsburgh, LLC	Delaware

Sysco Portland, Inc.	Delaware

Sysco Raleigh, LLC	Delaware

Sysco Sacramento, Inc.	Delaware

Sysco San Diego, Inc.	Delaware

Sysco San Francisco, Inc.	California

Sysco Seattle, Inc.	Delaware

Sysco South Florida, Inc.	Delaware

Sysco Southeast Florida, LLC	Delaware

Sysco Spokane, Inc.	Delaware

Sysco St. Louis, LLC	Delaware

Sysco Syracuse, LLC	Delaware

Sysco USA I, Inc.	Delaware

Sysco USA II, LLC	Delaware

Sysco Ventura, Inc.	Delaware

Sysco Virginia, LLC	Delaware

Sysco West Coast Florida, Inc.	Delaware

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SCHEDULE II(a)

Underwriter	Principal Amount of 2015 Notes to be Purchased
Goldman, Sachs & Co.	$165,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	52,500,000
J.P. Morgan Securities LLC	52,500,000
TD Securities (USA) LLC	15,000,000
Wells Fargo Securities, LLC	15,000,000

Total	$300,000,000

SCHEDULE II(b)

Underwriter	Principal Amount of 2022 Notes to be Purchased
Goldman, Sachs & Co.	$247,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	78,750,000
J.P. Morgan Securities LLC	78,750,000
TD Securities (USA) LLC	22,500,000
Wells Fargo Securities, LLC	22,500,000

Total	$450,000,000

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b) Additional Documents Incorporated by Reference: None

ANNEX I

[FORM OF OPINION OF BRACEWELL & GIULIANI LLP]

Goldman, Sachs & Co.,

        As Representative of the several underwriters

        named in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co

200 West Street

New York, NY 10282-2198

Ladies and Gentlemen:

We have acted as special counsel to Sysco Corporation, a Delaware corporation (the “Company”), and the Guarantors (as defined below) in connection with the purchase by you today pursuant to the Underwriting Agreement dated June 6, 2012 (the “Underwriting Agreement”) by and among the Company, the Guarantors listed on Schedule I thereto (the “Guarantors”) and you, as Representative of the several underwriters named in Schedule II thereto (the “Underwriters”), of $300,000,000 aggregate principal amount of the Company’s 0.55% Senior Notes due 2015 ( the “2015 Notes”) and $450,000,000 aggregate principal amount of the Company’s 2.60% Senior Notes due 2022 (together with the 2015 Notes, the “Notes”), issued pursuant to the Indenture dated as of June 15, 1995 (the “Base Indenture”), as supplemented and amended by the Thirteenth Supplemental Indenture thereto dated as February 17, 2012 (the “Thirteenth Supplemental Indenture”), the Fourteenth Supplemental Indenture thereto dated as of June        , 2012 (the “Fourteenth Supplemental Indenture”) and the Fifteenth Supplemental Indenture thereto dated as of June        , 2012 (the “Fifteenth Supplemental Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to First Union National Bank, as Trustee (the “Trustee”). The Base Indenture, as amended and supplemented by the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture, is referred to herein as the “Indenture.” The Notes are guaranteed to the extent provided in the Indenture (the “Guarantees”) by the Guarantors. We have been requested by the Company to furnish this opinion to you pursuant to Section 8(c) of the Underwriting Agreement.

In connection with the opinion set forth below, we have examined (i) the Registration Statement on Form S-3 (Registration No. 333-179582) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 17, 2012 (such registration statement, as amended as of the date and time of the execution and delivery of the Underwriting Agreement and including the documents incorporated by reference

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therein, being hereinafter referred to as the “Registration Statement”); (ii) the Prospectus dated February 17, 2012 included in the Registration Statement (the “Base Prospectus”); (iii) the Preliminary Prospectus Supplement relating to the Notes dated June 6, 2012 and filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on June 6, 2012 (including the documents incorporated by reference therein, the “Preliminary Prospectus Supplement”); (iv) the Free Writing Prospectus dated June 6, 2012 and filed by the Company with the Commission pursuant to Rule 433 under the Securities Act on June 6, 2012 (the “Issuer Free Writing Prospectus”); (v) the Prospectus Supplement relating to the Securities dated June 6, 2012 and filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on June __, 2012 (including the documents incorporated by reference therein, the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”); (vi) the Underwriting Agreement; (vii) the Base Indenture; (viii) the Thirteenth Supplemental Indenture; (ix) the Fourteenth Supplemental Indenture; (x) the Fifteenth Supplemental Indenture, (xi) the certificates of incorporation or certificates of formation of the Company and each of the Guarantors incorporated or formed pursuant to the laws of the State of Delaware (the “Delaware Guarantors”), as applicable, and the bylaws or limited liability company agreements of the Company and each of the Delaware Guarantors, as applicable; and (xii) certain resolutions of the board of directors, managing members or sole members of the Company and each of the Delaware Guarantors, as applicable. We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters of fact on information obtained from public officials and officers of the Company and the Guarantors, the documents delivered to you today at the closing of the purchase and sale of the Notes and the representations and warranties made by the parties to the Underwriting Agreement contained therein. In the course of the foregoing investigations and examinations, we assumed (w) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies; (x) the truthfulness of all statements of fact set forth in the documents and records examined by us; (y) except to the extent set forth in paragraphs 3, 4 and 6 below, the due authorization, execution and delivery by the parties thereto of all documents and instruments examined by us; and (z) except to the extent set forth in paragraphs 3 and 4 below, that, to the extent such documents and instruments purport to constitute agreements of such parties, they constitute valid, binding and enforceable obligations of such parties.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	The Company is an existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and to conduct its business as such business is described in the Prospectus and to execute and deliver the Underwriting Agreement, the Indenture and the Notes.

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2.	Each Delaware Guarantor is an existing corporation or limited liability company in good standing under the laws of the State of Delaware and has the corporate or limited liability company, as applicable, power and authority to execute and deliver the Underwriting Agreement and the Indenture.

3.	The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee and issued and delivered in the manner provided in the Indenture against payment of the consideration therefor in accordance with the Underwriting Agreement, will have been duly authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the Indenture. The Notes and the Guarantees conform in all material respects to the descriptions thereof contained in the Prospectus.

4.	The Base Indenture has been duly authorized, executed and delivered by the Company. Each of the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture has been duly authorized, executed and delivered by the Company and each of the Delaware Guarantors. Assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms. The Indenture conforms in all material respects to the description thereof contained in the Prospectus.

5.	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

6.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Delaware Guarantors.

7.

The authorization, execution and delivery of the Notes by the Company and of the Indenture and the Underwriting Agreement by the Company and the Guarantors do not, and the issuance of the Notes and the Guarantees by the Company and the Guarantors, respectively, in accordance with the Indenture, the issuance and sale of the Notes to the Underwriters in accordance with the Underwriting Agreement, and the performance by the Company and the Guarantors of their respective obligations under the Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions contemplated thereby will not, conflict with, result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the certificate of incorporation or bylaws of the Company or the certificate of

3

incorporation or formation, bylaws or limited liability company agreement, as applicable, of any of the Delaware Guarantors, (ii) any U.S. federal, Texas or New York law, the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act, or (iii) any indenture, mortgage, deed of trust or loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended July 2, 2011, the Company’s Quarterly Report on Form 10-Q for the quarter ended October 1, 2011, December 31, 2011 or March 31, 2012, or any Form 8-K of the Company filed since July 2, 2011 (except, in the case of clause (ii), where such violations would not, individually or in the aggregate, (a) have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole or (b) materially and adversely affect the ability of the Company or any of the Guarantors to perform its obligations under the Underwriting Agreement, the Indenture or the Notes).

8.	No consent, approval, authorization, registration or order of, or filing with, any U.S. federal, Texas, Delaware or New York governmental agency or authority or court having jurisdiction over the Company or any Guarantor is required under U.S. federal, Texas or New York law, the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act for (i) the issuance and sale by the Company of the Notes, (ii) the issuance by the Guarantors of the Guarantees, or (iii) the execution, delivery and performance by the Company and the Guarantors of their respective obligations under the Notes, the Indenture and the Underwriting Agreement, except (a) as have been obtained or made and (b) as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Notes and the Guarantees by the Underwriters, as to which we express no opinion.

9.	The Company is not and, after giving effect to the issuance and sale of the Notes to the Underwriters, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

10.	The statements made in the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement and the Issuer Free Writing Prospectus, and in the Prospectus under the captions “Description of Debt Securities and Guarantees” and “Description of Notes,” insofar as they purport to constitute summaries of the terms of the Notes, the Guarantees and the Indenture, constitute accurate summaries of such terms in all material respects.

11.	The statements made in the Preliminary Prospectus Supplement and the Prospectus under the caption “Material United States Federal Tax Considerations for Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects

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12.	The Registration Statement has become effective under the Securities Act, and the Prospectus Supplement was timely filed with the Commission pursuant to and in accordance with Rule 424(b)(2) under the Securities Act. To our knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for such purpose has been instituted or threatened by the Commission.

13.	The Registration Statement, as of the date it became effective under the Securities Act, the Preliminary Prospectus Supplement, as of 2:38 p.m., Eastern time on June 6, 2012, the Issuer Free Writing Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus Supplement and the date hereof, appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements and the notes and schedules thereto or other financial or accounting data contained or incorporated or deemed incorporated by reference in or omitted from the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus or the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”).

14.	The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the particular form under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements and the notes and schedules thereto or other financial or accounting data contained or incorporated or deemed incorporated by reference therein in or omitted therefrom.

The foregoing opinion is, with your approval, predicated upon and qualified in its entirety by the following:

(a)	The foregoing opinion is based on and is limited to the laws of the State of New York, the laws of the State of Texas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the relevant federal law of the United States. We express no opinion with respect to the state securities or “blue sky” laws of any jurisdiction or with respect to the law of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware. With respect to paragraph 7, we express no opinion with respect to the anti-fraud provisions of the federal securities laws.

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(b)	The enforceability of the obligations of the Company and the Guarantors under the Indenture and the Notes is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company or the Guarantors to perform covenants. We express no opinion with respect to the validity, binding effect or enforceability of any provisions in the Indenture or the Notes with respect to waiver, delay, extension or omission of notice or enforcement of rights or remedies, waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other non-waivable benefits provided by operation of law. In addition, the enforceability of any exculpatory, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

(c)	Whenever our opinion is based on circumstances that are “to our knowledge after due inquiry,” we have, with your approval, relied as to factual matters exclusively on certificates of officers (after the discussion of the contents thereof with such officers) of the Company or the Guarantors or certificates of public officials as to the existence or nonexistence of the circumstances upon which such opinions are predicated. We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

Because the primary purpose of our engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Issuer Free Writing Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Issuer Free Writing Prospectus (except to the extent expressly set forth in paragraph 10 above), and we have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, we assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements, schedules and other financial or accounting data included in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Issuer Free Writing Prospectus, and we have not examined the accounting, financial or other records from which such financial statements, schedules and other financial or accounting data were derived. We are not

6

experts with respect to any portion of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Issuer Free Writing Prospectus, including, without limitation, such financial statements, schedules and other financial or accounting data therein. However, we have participated in conferences with officers and other representatives of the Company, its independent registered public accounting firm, your representatives and your counsel at which the contents of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Issuer Free Writing Prospectus and related matters were discussed. Based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company and of your representatives, we advise you that no facts have come to our attention that have caused us to believe that (i) any part of the Registration Statement, when such part became effective (including the documents incorporated by reference therein, but excluding the financial statements, schedules and other financial or accounting data and the Form T-1, as to which we have not been asked to comment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement pursuant to Rule 430B under the Securities Act, but excluding the financial statements, schedules and other financial or accounting data and the Form T-1, as to which we have not been asked to comment), at the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Prospectus (including the documents incorporated by reference therein, but excluding the financial statements, schedules and other financial or accounting data, as to which we have not been asked to comment), as of the date of the Prospectus Supplement and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (iv) the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, and the Issuer Free Writing Prospectus, considered together (including the documents incorporated by reference therein, but excluding the financial statements, schedules and other financial or accounting data, as to which we have not been asked to comment), as of 2:38 p.m., Eastern time, on June 6, 2012, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is solely for your benefit, in your capacity as Representative of the Underwriters, pursuant to Section 8(c) of the Underwriting Agreement, and may not be used or relied upon by you in any other capacity or for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our express prior written authorization. Except for the use permitted herein, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization. The opinion expressed herein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied upon as such. The opinion expressed herein is as of the date hereof, and we expressly disclaim any responsibility to update our opinion after the date hereof. This opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

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ANNEX II

[FORM OF OPINION OF RUSSELL T. LIBBY]

June             , 2012

Goldman, Sachs & Co.,

As Representative of the several underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co

200 West Street

New York, NY 10282-2198

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 8(c) of that certain Underwriting Agreement, dated as of June 6, 2012 (the “Underwriting Agreement”), among Sysco Corporation, a Delaware corporation (the “Company”), the Guarantors listed on Schedule I thereto (the “Guarantors” and, together with the Company, the “Opinion Parties”) and you, as Representative of the several underwriters named in Schedule II thereto (the “Underwriters”), relating to the issuance and sale by the Company to the Underwriters of $300,000,000 aggregate principal amount of the Company’s 0.55% Senior Notes due 2015 ( the “2015 Notes”) and $450,000,000 aggregate principal amount of the Company’s 2.60% Senior Notes due 2022 (together with the 2015 Notes, the “Notes”), issued pursuant to the Indenture dated as of June 15, 1995, as supplemented and amended by the Thirteenth Supplemental Indenture thereto dated as February 17, 2012, the Fourteenth Supplemental Indenture thereto dated as of June __, 2012 and the Fifteenth Supplemental Indenture thereto dated as of June __, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to First Union National Bank, as Trustee (as so supplemented and amended, the “Indenture”). The Notes are guaranteed to the extent provided in the Indenture. Capitalized terms used and not defined herein have the meanings given to such terms in the Underwriting Agreement.

I am Senior Vice President, General Counsel and Corporate Secretary of the Company and Vice President of each of the Guarantors, and I am generally familiar with each Opinion Party’s organizational history, properties, operations and Organizational Documents (as defined below). In connection with this opinion, I have considered, among other things:

(i) the certificate of incorporation or certificate of formation of each Opinion Party;

(ii) the operating agreement or bylaws of each Opinion Party (together with the documents in clause (i) above, the “Organizational Documents”);

(iii) executed counterparts of the Underwriting Agreement, the Indenture and the Notes;

(iv) the Registration Statement, the Basic Prospectus and the Prospectus; and

(v) such other documents, transactions and matters of law as I deemed necessary in order to render this opinion.

My opinions expressed below are specifically subject to the following limitations, exceptions, qualifications and assumptions:

(a) In the examination of any and all documents, instruments, certificates and agreements, I have assumed the genuineness of all signatures (other than those of the Opinion Parties), the authenticity of all documents submitted to me as originals and the conformity to authentic, original documents of all documents submitted to me as certified, conformed or photostatic copies. I have also assumed that each natural person executing any document, instrument, certificate or agreement that I have reviewed in connection with this opinion was legally competent to do so.

(b) As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assumed the accuracy of, certificates and other information of or from public officials and/or responsible officers of the Opinion Parties and the representations and warranties contained in the Underwriting Agreement.

(c) In basing the opinions and other matters set forth herein on “my knowledge,” the words “my knowledge” signify that, in the course of my representation of the Opinion Parties, no information has come to my attention that would give me actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the documents, certificates, reports, and information on which I have relied are not accurate and complete.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1. The Company and each Guarantor has been qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction (other than its jurisdiction of formation) in which it owns or leases properties or conducts any business so as to require such qualification except where the failure to be so qualified or in good standing in any such jurisdiction is not reasonably likely to, individually or the in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries.

2. Each Guarantor has the corporate or limited liability company, as applicable, power and authority to own its properties and conduct its business.

3. To my knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject which are reasonably likely to individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

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4. To my knowledge, there are no contracts, agreements or understandings between the Company and any other person granting such person the right to require the Company to include the offering of any securities of the Company owned or to be owned by such person in the offering registered pursuant to the Registration Statement.

5. To my knowledge, neither the Company nor any of its subsidiaries is (a) in violation of its Organizational Documents or similar organizational documents, as applicable, (b) in default, and to my knowledge no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (b) and (c) above, for any such defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries.

6. To my knowledge, no document incorporated by reference in the Prospectus, when such document was filed with the Securities and Exchange Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such document was so filed, not misleading.

7. I do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

This opinion has been rendered solely for your benefit in connection with the Underwriting Agreement and the transactions contemplated thereby and may not be relied upon or otherwise referred to by any other person or for any other purpose without my prior written consent. I undertake no responsibility to update or supplement this opinion in any respect after the date hereof. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

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ANNEX III

[DESCRIPTION OF COMFORT LETTER

FOR REGISTRATION STATEMENTS ON FORM S-3]

Pursuant to Section 8(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representative of the Underwriters (the “Representative”);

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been furnished to the Representative; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

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(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)(i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

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(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative or in documents incorporated by reference in the Prospectus specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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